Exhibit 4.20

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY ASTERISKS IN BRACKETS[**]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

FIFTH AMENDMENT TO THE AMENDED AND RESTATED

REVOLVING TRADE

RECEIVABLES PURCHASE AGREEMENT AND ACCESSION AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 23rd day of November, 2015.

BETWEEN:

CELESTICA INC.,

(hereinafter referred to as the “Servicer”),

- and -

CELESTICA LLC,
CELESTICA HOLDINGS PTE LTD,
CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL),
CELESTICA HONG KONG LTD.,
CELESTICA (ROMANIA) S.R.L.,
CELESTICA JAPAN KK,
CELESTICA OREGON LLC

-and-

CELESTICA ELECTRONICS (M.) SDN.
BHD.

(hereinafter referred to collectively as the “Sellers”),

- and -

CELESTICA IRELAND LIMITED

(hereinafter referred to as “Celestica Ireland”),

- and -

CELESTICA INTERNATIONAL INC.

(hereinafter referred to as “Celestica International”),

- and -

DEUTSCHE BANK (MALAYSIA) BERHAD

(hereinafter referred to as “Purchaser”, and together with Deutsche Bank, as the “Purchasers”)

- and -

DEUTSCHE BANK AG, NEW YORK BRANCH,

(hereinafter referred to as the “Administrative Agent” and “Deutsche Bank”).

WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent are parties to an Amended and Restated Revolving Trade Receivables Purchase Agreement, dated as of November 4, 2011, as amended by the First Amendment, dated as of November 19, 2012; by the Second Amendment, dated as of January 2, 2013; by the Third Amendment, dated as of November 21, 2013 and by the Fourth Amendment, dated as of November 21, 2014 (as so amended, the “Receivables Purchase Agreement”);

WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent now wish to further amend the Receivables Purchase Agreement by this Fifth Amendment to the Amended and Restated Revolving Trade Receivables Purchase Agreement and Accession Agreement (this “Amending Agreement”);

WHEREAS pursuant to Section 5.18(a) of the Receivables Purchase Agreement, the Servicer wishes to designate Celestica International and Celestica Ireland as New Sellers and the Required Purchasers hereby give their written consent to the addition of Celestica International and Celestica Ireland as Sellers under the Receivables Purchase Agreement for all purposes contemplated therein and the other Transaction Documents;

WHEREAS, by execution and delivery of this Amending Agreement, Celestica International and Celestica Ireland agree to become party to the Receivables Purchase Agreement, in accordance with the terms and conditions set forth below;

AND WHEREAS Section 9.1 of the Receivables Purchase Agreement permits written amendments thereto with the written consent of each of the Sellers, the Servicer, the Required Purchasers and the Administrative Agent;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

1.                                      Defined Terms:  All capitalized terms and expressions used and not otherwise defined in this Amending Agreement including in the recitals hereto shall have the meanings specified in the Receivables Purchase Agreement.

2.                                      Accession to Receivables Purchase Agreement:  Celestica International and Celestica Ireland hereby agree to become Sellers as contemplated by Section 5.18 of the Receivables Purchase Agreement, including with respect to the Obligations of a Seller

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under Section 2.9 of the Receivables Purchase Agreement, with the same force and effect as if each were an original party to the Receivables Purchase Agreement.  Celestica International and Celestica Ireland further agree that each shall individually be a “Seller” and each reference in the Receivables Purchase Agreement to the “Sellers” shall also include Celestica International and Celestica Ireland.

3.                                      Amendments of Definitions in Section 1.1:

(a)                                 The definition of “Availability Termination Date” is amended and restated in its entirety as follows:

“Availability Termination Date”:  the earlier of (i) the date that is the eleventh anniversary of the Closing Date and (ii) the date on which the Administrative Agent delivers to the Servicer a notice of termination as a result of a Termination Event in accordance herewith (or the date on which such termination becomes effective automatically pursuant to Section 7).”

(b)                                 The definition of “Collection Accounts” is amended and restated in its entirety as follows:

“Collection Accounts”:  each of account Nos. 37566-57607 (maintained by Celestica LLC), 37566-84489 (maintained by Celestica LLC), 37566-843 53 (maintained by Celestica Hong Kong), 37566-84340 (maintained by Celestica Holdings), 23963-011 (maintained by Celestica Valencia), the Japanese Yen Collection Account (maintained by Celestica Japan), 4427214572 (maintained by Celestica Oregon), and 600849283013 (maintained by Celestica Romania) and 6209-27425-030 (maintained by Celestica Malaysia), 4451101651 (maintained by Celestica International) and 600849861041 (maintained by Celestica Ireland) in each case with Bank of America and each other account from time to time opened by a Seller and subject to the Lien of the Collection Account Pledge Agreement or, in the case of the Japanese Yen Collection Account subject to the Lien of the Japanese Yen Collection Account Pledge Agreement, or in the case of the Malaysian Collection Account subject to the Lien of the Malaysian Collection Account Pledge Agreement, provided that, except with respect to the Japanese Yen Collection Account and the Malaysian Collection Account, the relevant account bank shall have executed and delivered a Deposit Account Control Agreement or Security Deed, and in the case of the Japanese Yen Collection Account and the Malaysian Collection Account, the relevant account bank shall have acknowledged the notification comprising Annex 2 to the Japanese Yen Collection Account Pledge Agreement and to the Malaysian Collection Account Pledge Agreement, as the case may be, in form and substance satisfactory to the Administrative Agent and shall have taken such other measures as the Administrative Agent shall require to assure its security interest in such account.”

(c)                                  A new definition of “Fifth Amendment” is hereby included in the correct alphabetical order:

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“Fifth Amendment”:  the Fifth Amendment to the Amended and Restated Revolving Trade Receivables Purchase Agreement and Accession Agreement, dated as of November 23, 2015, by and among the Servicer, the Sellers, Celestica International, Celestica Ireland, Deutsche Bank (Malaysia) Berhad and Deutsche Bank AG, New York Branch.”

(d)                                 The following new definition is hereby included in the correct alphabetical order:

“PPSA”:  the Personal Property Security Act of Ontario (or any successor statute) or similar legislation (including without limitation the Civil Code) of any other jurisdiction, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.”

4.                                      Amendment to the Obligor Limits Schedule 1.2, “Eligible Buyers, Obligor Limits and Applicable Percentages” is deleted and replaced with Schedule 1.2 attached hereto.

5.                                      Amendment to Section 2.2(c)

The ultimate paragraph of Section 2.2(c) is amended and restated in its entirety as follows:

“The Servicer and the Sellers acknowledge and agree that a portion of the Receivables will be offered for sale by Deutsche Bank AG, New York Branch, as Purchaser, to HSBC Bank USA, National Association, as a participant, pursuant to the terms and subject to the conditions of a participation agreement entered into between it and Deutsche Bank AG, New York Branch.  While Deutsche Bank AG, New York Branch, will be the nominal purchaser of any such Receivables taken up by HSBC Bank USA, National Association, on the terms and subject to the conditions of such participation agreement, the Administrative Agent’s notice of acceptance of the offer to purchase any such Receivables will identify which Receivables are being acquired for the benefit of the participant, and the participant will be directed by Deutsche Bank AG, New York Branch to make payment of the Purchase Price therefor directly to the Servicer.  Neither the Administrative Agent nor any Purchaser shall have liability, contingent or otherwise, for payment of such amounts or any loss resulting from the non-payment of such amounts.”

6.                                      Amendment to Section 2.4:  Section 2.4 of the Receivables Purchase Agreement is amended and restated in its entirety as follows:

“2.4        Fees

Celestica Canada agrees to pay to Deutsche Bank AG, New York Branch the fees in the amounts and on the dates previously agreed to in accordance with the Fee Letter between Celestica Canada and Deutsche Bank AG, New York Branch dated November 23, 2015 (the “Fee Letter”).”

7.                                      Amendment to Section 3.9(b):  Section 3.9(b) is amended and restated in its entirety as follows:

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“(b)  Except as set forth in Schedule 3.9, there is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, Japan, Romania, Malaysia or Ireland, or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any other Transaction Document or (ii) on any payment to be made by any Seller or the Guarantor pursuant to this Agreement or any other Transaction Document.  Each Seller and the Guarantor is permitted to make all payments pursuant to this Agreement and the other Transaction Documents free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, Japan, Romania, Malaysia or Ireland, or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Administrative Agent, any Purchaser or the Collection Agent will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, Japan, Romania, Malaysia or Ireland or any political subdivision or taxing authority thereof or therein.”

8.                                      Amendments to Schedules:  Each of Schedule 3.9, “Taxes”, Schedule 3.14, “Actions to Perfect Ownership Interests in Receivables (and Security Interests in Collateral)”, and Schedule 3.15, “Principal Place of Business of the Sellers”, is amended by the addition and/or partially replaced, as the case may be, of the language set forth on Schedules 3.9, 3.14 and 3.15, respectively, attached hereto.

9.                                      Representations and Warranties To induce the Administrative Agent and the Purchasers to enter into this Amending Agreement, the Guarantor and each of the Sellers hereby jointly and severally make the following representations and warranties (provided that Celestica Valencia and Celestica Romania shall only be responsible hereunder for its own representations and warranties):

(a)           The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement that no Termination Event or Incipient Termination Event has occurred and is continuing.

(b)           The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement and as of the Effective Date (as defined below) that the audited consolidated balance sheets of Celestica Canada and its consolidated Subsidiaries as at December 31, 2014, and the related statements of income and of cash flows of Celestica Canada for the fiscal year ended on such dates, present fairly in all material respects the consolidated financial condition of Celestica Canada and its consolidated Subsidiaries as at such date, and Celestica Canada’s consolidated results of operations and cash flows for the respective fiscal years then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by Celestica Canada’s accountants and disclosed therein).

(c)           The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement and as of the Effective Date (as defined below) that

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since the date of the most recent financial statements made available to the Administrative Agent and the Purchasers there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

10.                               Ratification Except for the specific changes and amendments to the Receivables Purchase Agreement contained herein, the Receivables Purchase Agreement and all related documents are in all other respects ratified and confirmed and the Receivables Purchase Agreement as amended hereby shall be read, taken and construed as one and the same instrument.

11.                               Counterparts This Amending Agreement may be executed by one or more of the parties to this Amending Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of this Amending Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

12.                               Confirmation of Guarantee Guarantor hereby confirms and agrees that (i) the Guarantee is and shall continue to be in full force and effect and is otherwise hereby ratified and confirmed in all respects; and (ii) the Guarantee is and shall continue to be an unconditional and irrevocable guarantee of all of the Obligations (as defined in the Guarantee).

13.                               Further Assurances Each party shall, and hereby agrees to, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Amending Agreement.

14.                               Conditions to Effectiveness This Amending Agreement shall become effective (such date being the “Effective Date”) upon receipt by the Administrative Agent of counterparts (i) hereof, duly executed and delivered by each of the parties hereto and (ii) of the Fee Letter duly executed and delivered by Celestica Canada.  The Administrative Agent shall inform the Guarantor, the Sellers and the Purchasers of the occurrence of the Effective Date.  Notwithstanding the foregoing, neither of Celestica International or Celestica Ireland, respectively, will be permitted to present or cause the Servicer to present on its behalf a Purchase Notice until the satisfaction of the following conditions:  receipt by the Administrative Agent of (A) Assignment Agreements in form and substance satisfactory to the Administrative Agent; (B) the Second Amendment to Collection Account Pledge Agreement in form and substance satisfactory to the Administrative Agent; (C) executed and delivered Deposit Account Control Agreements in form and substance satisfactory to the Administrative Agent; (D) a closing certificate of each of Celestica International and Celestica Ireland in form and substance reasonably acceptable to the Administrative Agent, dated as of the Effective Date, with appropriate insertions and attachments; (E) the executed legal opinion of Canadian and Irish counsel to Celestica Inc., Celestica International, and Celestica Ireland, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel (such legal opinions shall cover such matters incidental to the transactions contemplated by this Amending Agreement and the Transaction Documents as the Administrative Agent may

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reasonably require, including, without limitation, the creation and perfection of ownership interests and security interests in the Collateral of Celestica International and/or Celestica Ireland, as applicable); (F) in the case of Celestica International, execution and delivery of an intercreditor agreement with CIBC in form and substance satisfactory to the Administrative Agent; (G) in the case of Celestica International and Celestica Ireland, satisfaction of the perfection requirements described on Schedule 3.14; and (H) such other legal opinions and documentation as the Purchasers may require to verify matters of taxation and perfection in respect of Celestica International and Celestica Ireland, respectively and other matters incidental to the transactions covered by this Amending Agreement.

15.                               Successors and Assigns This Amending Agreement shall be binding upon and inure to the benefit of the Sellers, the Servicer, the Purchasers, the Administrative Agent, and their respective successors and permitted assigns.

16.                               Governing Law This Amending Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

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IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELESTICA INC., as Servicer and as Guarantor

By:	/s/ Darren Myers
	Name:	Darren Myers
	Title:	Authorized Signatory

CELESTICA LLC

By:	/s/ Walter Jankovic
	Name:	Walter Jankovic
	Title:	Authorized Signatory

CELESTICA HOLDINGS PTE LTD

By:	/s/ Raymond Wu
	Name:	Raymond Wu
	Title:	Authorized Signatory

CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL)

By:	/s/ Rob Schormans
	Name:	Rob Schormans
	Title:	Authorized Signatory

CELESTICA HONG KONG LTD.

By:	/s/ Raymond Wu
	Name:	Raymond Wu
	Title:	Authorized Signatory

Signature Page — Fifth Amendment to Amended and Restated Trade Receivables Agreement

CELESTICA (ROMANIA) S.R.L.

By:	/s/ Robert Schormans
	Name:	Robert Schormans
	Title:	Authorized Signatory

CELESTICA JAPAN KK

By:	/s/ Raymond Wu
	Name:	Raymond Wu
	Title:	Authorized Signatory

CELESTICA ELECTRONICS (M)
SDN. BHD.

By:	/s/ Raymond Wu
	Name:	Raymond Wu
	Title:	Authorized Signatory

CELESTICA OREGON LLC

By:	/s/ Walter Jankovic
	Name:	Walter Jankovic
	Title:	Authorized Signatory

CELESTICA INTERNATIONAL INC.

By:	/s/ Darren Myers
	Name:	Darren Myers
	Title:	Authorized Signatory

CELESTICA IRELAND LIMITED

By:	/s/ Kevin Walsh
	Name:	Kevin Walsh
	Title:	Authorized Signatory

Signature Page — Fifth Amendment to Amended and Restated Trade Receivables Agreement

DEUTSCHE BANK (MALAYSIA) BERHAD, as Purchaser

By:	/s/Wendy Ang May Yoke
	Name:	Wendy Ang May Yoke
	Title:	Head of Trade Finance

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and as Purchaser

By:	/s/ Elizabeth Keov
	Name:	Elizabeth Keov
	Title:	Assistant Vice President

By:	/s/ Robert Altman
	Name:	Robert Altman
	Title:	Vice President

Signature Page — Fifth Amendment to Amended and Restated Trade Receivables Agreement

SCHEDULE 1.2
To the Receivables Purchase Agreement, Eligible Buyers, Obligor Limits and Applicable Percentages

Facilities (For Approval):	Spread	DB Closing Commitment	DB Malaysia Closing Commitment	HSBC Closing Commitment	Global Closing

Cisco Systems Inc	[**]%	[**]			[**]
Google Inc	[**]%	[**]			[**]
Honeywell International Inc	[**]%			[**]	[**]
Honeywell Limited CII)	[**]%			[**]	[**]
IBM Corporation	[**]%	[**]			[**]
IBM Corporation Endicott	[**]%			[**]	[**]
IBM Ireland Product Distribution Limited	[**]%			[**]	[**]
Juniper Networks Inc	[**]%			[**]	[**]
NEC Corporation	[**]%	[**]			[**]
Applied Materials Israel LTD	[**]%	[**]			[**]
AMAT-VMO	[**]%	[**]			[**]
Applied Materials SE Asia PTE	[**]%	[**]			[**]
EMC Information Systems INTL	[**]%	[**]			[**]
Oracle America, INC.	[**]%	[**]			[**]
Polycom Global Inc	[**]%	[**]			[**]
Polycom Inc	[**]%	[**]			[**]
Hitachi Metals Ltd	[**]%		[**]		[**]
HGST (Thailand) Ltd	[**]%		[**]		[**]
HGST Singapore PTE Ltd	[**]%		[**]		[**]

Total Facilities (For Approval):		[**]	[**]	[**]	[**]

Existing Facilities:

Total Facilities:		[**]	[**]	[**]	[**]

[**] Certain confidential information contained in this document, marked with asterisks in brackets, has been redacted pursuant to a request for confidential treatment and has been filed separately with the United States Securities and Exchange Commission.

ADDITIONS TO SCHEDULE 3.9

To the Receivables Purchase Agreement

TAXES

Celestica International

There should not be any Canadian withholding tax payable on these transactions.  The repurchase by a Seller of the receivables should not be subject to Canadian withholding tax as there is no interest component in the price.  Also the sale of receivables is a “financial service” that is exempt from GST/HST.

The payment of the receivables themselves by a Canadian obligor to the Purchaser is just the payment of a debt and is in most cases not subject to withholding tax.

Notwithstanding the above, withholding tax on the purchase price paid to the Sellers in Canada may be imposed by the laws of each Purchaser’s country of residence.

Celestica Ireland

Any payment made by the Seller of annual interest with an Irish source is potentially subject to a 20% withholding tax.  However, exemptions from the obligation to withhold tax may be available under Irish domestic law or the terms of a double tax treaty entered into by Ireland with the jurisdiction of residence of the beneficial owner of the interest.

ADDITIONS TO SCHEDULE 3.14

To the Receivables Purchase Agreement

ACTIONS TO PERFECT OWNERSHIP INTERESTS IN SCHEDULED RECEIVABLES
AND SECURITY INTERESTS IN COLLATERAL

USA

A UCC-1 (or UCC-3, as applicable) financing statement setting forth the applicable information regarding Celestica LLC, Celestica Holdings, Celestica Valencia, Celestica Hong Kong, Celestica Japan, Celestica Romania, Celestica Oregon, Celestica International and Celestica Ireland as debtors, shall have been filed with the District of Columbia Recorder of Deeds, Washington, D.C.. Celestica LLC, Celestica Holdings, Celestica Valencia, Celestica Hong Kong, Celestica Japan, Celestica Romania, Celestica Oregon, Celestica International and Celestica Ireland each have entered into an agreement with the Collection Agent giving the Collection Agent “control” (as such term is defined in Article 9 of the UCC) over the Collection Accounts.

Canada

PPSA financing statement setting forth the applicable information regarding Celestica International, as debtor, and the relevant Purchased Assets, shall have been filed in Ontario.

Ireland:

An Assignment Agreement shall have been duly executed and delivered.  There is no requirement as a matter of Irish law to register a sale of receivables.  The service of notice to the relevant creditor(s) will perfect a legal transfer of the receivables.  If notice is not served, an equitable transfer of the receivables is effected.

The security interests created by Celestica Ireland pursuant to the Collection Account Pledge Agreement [may] need to be registered with the Irish companies Registration Office within twenty one (21) days of its execution.

Additions to Schedule 3.15 to the Receivables Purchase Agreement

Principal Place of Business of the Sellers:

Celestica International:

844 Don Mills Road, Toronto, ON M3C 1V7 Canada

Celestica Ireland:

Parkmore Business Park, Ballybrit, Galway, Ireland